UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2004

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	0001-16625 Commission File Number	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)		10606 (Zip code)

(917) 684-2800
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changes since last report)

Explanatory Note

                As of May 28, 2004, the last date for which information is reported pursuant to this Current Report on Form 8-K (the “Form 8-K”), Bunge Limited was a foreign private issuer within the meaning of the Securities Exchange Act of 1934, as amended, which required Bunge Limited to file Annual Reports on Form 20-F and furnish Current Reports on Form 6-K. Bunge Limited has determined that it no longer meets the foreign share ownership requirements applicable to foreign private issuers, and, as a result, in the future Bunge Limited will be required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This Current Report on Form 8-K is being filed voluntarily by Bunge Limited.

                Please note that this Current Report on Form 8-K has been prepared as if Bunge Limited was required to file the Form 8-K upon the issuance of the press releases on May 26, 27 and 28, 2004 (the “Press Releases”) attached as exhibits hereto. Therefore, this Form 8-K only includes information included in the Press Releases when the Press Releases were first issued and has not been updated to reflect events occurring after the issuance of the Press Releases.

Item 5.   Other Events and Regulation FD Disclosure.

                On May 26, 2004, Bunge Limited announced the pricing of its offering of 8,500,000 of its common shares at a price to the public of $35.20 per share in a press release attached hereto as Exhibit 1.

                On May 27, 2004, Bunge Limited announced that the underwriters in its offering of common shares exercised their option to purchase an additional 1,275,000 common shares at a price to the public of $35.20 per share in a press release attached hereto as Exhibit 2.

                On May 28, 2004, Bunge Limited announced that its shareholders approved all resolutions put before them at its annual meeting in a press release attached hereto as Exhibit 3.

Item 7.   Financial Statements and Exhibits.

Exhibit 1:	Press release of Bunge Limited dated May 26, 2004 announcing the pricing of its offering of common shares.

Exhibit 2:	Press release of Bunge Limited dated May 27, 2004 announcing the underwriters’ decision to exercise their over-allotment option in connection with its offering of common shares.

Exhibit 3:	Press release of Bunge Limited dated May 28, 2004 announcing that its shareholders approved all resolutions put before them at its annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 27, 2004

BUNGE LIMITED By: /s/ WILLIAM M. WELLS Name: William M. Wells Title: Chief Financial Officer